Jewell & Langsdale
_________________________________________________________________________________________________________________________
Certified Public Accountants
1615 Bonanza St., Suite 209, Walnut Creek, CA 94596-4530 • Telephone (925) 935-1028, Fax (925) 935-1029

Irene T. Jewell, C.P.A                                     Wilbur M. Parker (1923-1992)
Gary R. Langsdale, C.P.A

July 25, 2003

Board of Directors and Shareowners
California News Tech

Dear Directors and Shareowners:

We consent to the inclusion of a copy of California News Tech financial statements for the years ended December 31, 2002 and 2001, including our firm’s audit report thereon, with the Form SB-2, Registration Statement Under the Securities Act of 1933, that will be filed with the U.S. Securities and Exchange Commission.

Sincerely,
/s/ Irene T. Jewell

                            Irene T. Jewell